                                             Registration No. 33-



               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                     Kentucky Power Company
     (Exact name of registrant as specified in its charter)

Kentucky                                               61-0247775
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)             Identification No.)

1701 Central Avenue
Ashland, Kentucky                                           41101
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: 606-327-1111

             G. P. MALONEY, Executive Vice President
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
                        1 Riverside Plaza
                      Columbus, Ohio 43215
             (Name and address of agent for service)

  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Simpson Thacher & Bartlett    Winthrop, Stimson, Putnam & Roberts
425 Lexington Avenue          One Battery Park Plaza
New York, N.Y. 10017-3909     New York, N.Y. 10004-1490
Attention: James M. Cotter    Attention: Donald L. Medlock



Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of the Registration
Statement as the registrant shall determine.



     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                 CALCULATION OF REGISTRATION FEE


 Title of
Each Class                 Proposed    Proposed
    of                     Maximum     Maximum
Securities     Amount      Offering    Aggregate    Amount of
  to be        to be        Price      Offering    Registration
Registered   Registered    per Unit*    Price*        Fee

   Debt
Securities   $70,000,000     100%     $70,000,000    $24,138



*Estimated solely for purpose of calculating the registration fee.



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




The Prospectus herein also relates to Registration Statement No.
33-61808 pursuant to Rule 429.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

           SUBJECT TO COMPLETION, DATED APRIL 5, 1994

PROSPECTUS

                     Kentucky Power Company
                          $100,000,000
                         Debt Securities



     Kentucky Power Company (the "Company") intends to offer, from time to time, up to $100,000,000 aggregate principal amount of its Debt Securities consisting of First Mortgage Bonds (the "new Bonds") in one or more series and/or First Mortgage Bonds, Designated Secured Medium Term Notes (the "Notes"), in one or more series, at prices and on terms to be determined at the time or times of sale (the new Bonds and the Notes are hereinafter collectively referred to as the "Debt Securities"). The aggregate principal amount, rate and time of payment of interest, maturity, initial public offering price, if any, redemption provisions, if any, credit enhancement, if any, improvement fund, if any, dividend restrictions in addition to those described herein, if any, and other specific terms of each series of Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus or pricing supplement ("Prospectus Supplement").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Company may sell the Debt Securities through underwriters, dealers or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale.



      The date of this Prospectus is __________ ___, 1994.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus or any Prospectus Supplement relating hereto, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, agent or dealer. Neither this Prospectus nor this Prospectus as supplemented by any Prospectus Supplement constitutes an offer to sell, or a solicitation of an offer to buy, by any underwriter, agent or dealer in any jurisdiction in which it is unlawful for such underwriter, agent or dealer to make such an offer or solicitation. Neither the delivery of this Prospectus or this Prospectus as supplemented by any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.


                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


               DOCUMENTS INCORPORATED BY REFERENCE

     The following document filed by the Company with the SEC is incorporated in this Prospectus by reference:

     --   The Company's Annual Report on Form 10-K for the year
ended December 31, 1993.


     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Mr. G.
C. Dean, American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000). The information relating to the Company contained in this Prospectus or any Prospectus Supplement relating hereto does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference.


                           THE COMPANY

     The Company is an electric utility operating in an area in eastern Kentucky. Its principal executive offices are located at 1701 Central Avenue, Ashland, Kentucky 41101 (telephone number:
606-327-1111). The Company is a subsidiary of American Electric Power Company, Inc. ("AEP") and is a part of the AEP integrated utility system (the "AEP System"). Executive offices of AEP are located at 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000).

     The Company is engaged in the generation, purchase, transmission and distribution of electric power to approximately
161,000 customers in an area in eastern Kentucky and in supplying electric power at wholesale to other utilities and municipalities in Kentucky.


                         USE OF PROCEEDS

     The Company proposes to use the proceeds from the sales of the Debt Securities to refund long-term debt and, to the extent internally generated funds are insufficient, to fund its construction program, or to repay short-term unsecured indebtedness incurred to refund long-term debt or to fund its construction program. At April 4, 1994, the Company had approximately $29,395,000 of unsecured short-term debt outstanding. Unsecured debt has been, and will be, incurred in connection with the Company's construction program and for other purposes. The Company has estimated that its construction costs (inclusive of allowance for funds used during construction) during 1994 will be approximately $58,400,000.

     The Company's First Mortgage Bonds, 7-7/8% Series due 2002 ($45,000,000 principal amount outstanding) may be redeemed at their regular redemption prices of 101.17% from September 1, 1993 and 100.78% from September 1, 1994. Portions of the 7-7/8% Series may be redeemed at lower special redemption prices of 100.80% from September 1, 1993 and 100.74% from September 1, 1994 under certain provisions of the Mortgage. The Company may attempt to acquire through tender offer, negotiated, open market or other form of purchase or otherwise by means other than redemption, its First Mortgage Bonds, Designated Secured Medium Term Notes, 8.95% Series due May 10, 2001 ($20,000,000 outstanding) and its 8.90% Series due May 21, 2001 ($40,000,000 outstanding). The 8.95% Series and the 8.90% Series are not redeemable prior to maturity.


               RATIO OF EARNINGS TO FIXED CHARGES

     Below is set forth the ratio of earnings to fixed charges for each of the years in the period 1989 through 1993.

          Year Ended                              Ratio

     December 31, 1989 . . . . . . . . . . . . .   3.48
     December 31, 1990 . . . . . . . . . . . . .   3.21
     December 31, 1991 . . . . . . . . . . . . .   2.58
     December 31, 1992 . . . . . . . . . . . . .   2.29
     December 31, 1993 . . . . . . . . . . . . .   1.95


                 DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued under the Mortgage and Deed of Trust, dated as of May 1, 1949, of the Company, under which Bankers Trust Company, New York, New York (the "Trustee") is acting as Trustee, as heretofore supplemented and amended and as to be further supplemented (the "Mortgage"). All First Mortgage Bonds (including the Debt Securities) issued and to be issued under the Mortgage are herein sometimes referred to as "Bonds". Copies of the Mortgage, including the form of Supplemental Indenture pursuant to which each series of the Debt Securities will be issued, are filed as exhibits to the Registration Statement.

     The following statements include a brief summary of certain provisions of the Debt Securities and the Mortgage. Such summary does not purport to be complete and reference is made to the Mortgage for a complete statement of such provisions. Such summary is qualified in its entirety by such reference and does not relate or give effect to provisions of statutory or common law.

Form and Exchange

     Unless otherwise set forth in a Prospectus Supplement, Debt Securities in definitive form will be issued only as registered Bonds without coupons in denominations of $1,000 and in multiples thereof authorized by the Company. Debt Securities will be exchangeable for a like aggregate principal amount of the same series of Debt Securities of other authorized denominations, and will be transferable, at the office or agency of the Company in New York City, and at such other office or agency of the Company as the Company may from time to time designate, in either case without payment, until further action by the Company, of any charge other than for any tax or taxes or other governmental charge required to be paid by the Company. Bankers Trust Company is to be designated by the Company to act as agent for payment, registration, transfer and exchange of the Debt Securities in New York City.

Maturity, Interest, Redemption, Credit Enhancement, Improvement
Fund, Additional Dividend Restrictions and Payment

     Information concerning the maturity, interest, redemption provisions, if any, credit enhancement, if any, improvement fund, if any, any dividend restrictions in addition to those described herein and payment with respect to any series of the Debt
Securities will be contained in a Prospectus Supplement.

Security

     The Debt Securities will be secured, pari passu with Bonds of all other series now or hereafter issued, by the lien of the Mortgage which constitutes, in the opinion of counsel for the Company, a first lien on substantially all of the fixed physical property and franchises of the Company; subject to (i) the conditions and limitations in the instruments through which the Company claims title to its properties and (ii) "excepted encumbrances", as defined in Section 6 of the Mortgage. The Mortgage contains an after-acquired property clause, but property acquired after the recordation of the most recent supplemental indenture may be subject to liens, ranking prior to the Mortgage, existing thereon at the time of acquisition of such property and, in the case of such after-acquired property, the lien of the Mortgage may be defeated by the intervention of bankruptcy proceedings until the recordation of a further supplemental indenture conveying such property to the Trustee after its acquisition. The provisions of the Mortgage, in substance, permit releases of property from the lien and the withdrawal of cash proceeds of property released from the lien, not only against new property then becoming subject to the lien, but also against property already subject to the Mortgage unless such property was owned prior to April 30, 1949, or has been made the basis of the issue of Bonds or a credit under Sections 39 or 40 of the Mortgage. Accordingly, any increase in the amount of the mortgaged and pledged property as a result of the after-acquired property clause may be eliminated by means of such releases and withdrawals.


Issuance of Additional Bonds

     Additional Bonds of any series may be issued in a principal amount equal to:

          1. 60% of the cost or the then fair value, whichever is less, of unfunded property additions after deduction for retirements;

          2. The principal amount of Bonds or prior lien bonds retired or then to be retired; and

          3.   The amount of cash deposited with the Trustee;

but, except as otherwise provided in the Mortgage, only if the net earnings (as defined in Section 7 of the Mortgage) are at least twice the annual interest requirements on all outstanding Bonds and indebtedness having an equal or prior lien, including the additional issue. However, no Bonds may be issued against property additions subject to prior liens, as defined in Section 6 of the Mortgage, (a) if the principal amount of outstanding prior lien bonds secured thereby exceeds 40% of the cost or fair value (whichever is less) of such property additions or (b) if the principal amount of all Bonds theretofore issued on such basis and continuing on such basis, and the amount of certain other items representing deposited cash withdrawn or property released on such basis, in the aggregate, exceeds 15% of the aggregate principal amount of all Bonds theretofore issued (except Bonds issued under Article VII of the Mortgage upon retirement of Bonds previously outstanding under the Mortgage), including the additional issue. (See Sections 4, 6, 7, 25, 26, 27, 28, 29, and 30 of the Mortgage.)

     The requirement, referred to above, that net earnings be at least twice the annual interest requirements on all outstanding Bonds and indebtedness having an equal or prior lien, including a proposed additional issue of Bonds, is not applicable under certain circumstances where additional Bonds are issued in a principal amount equal to the principal amount of Bonds or prior lien bonds retired or then to be retired (see Sections 26, 27 and 29 of the Mortgage). In calculating earnings coverages under the provisions of the Mortgage, the Company includes, as a component of earnings, revenues being collected subject to refund and, to the extent not limited by the terms of the Mortgage, an allowance for funds used during construction, including amounts positioned and classified as an allowance for borrowed funds used during construction. The coverage under such requirement, calculated as of December 31, 1993, based on the amounts then recorded in the accounts of the Company, was at least 2.19.
     It is estimated that as of March 31, 1994, the Company had available, for use in connection with the authentication of Bonds, more than $147,000,000 of unbonded bondable property additions.
The Company expects that the Debt Securities will be authenticated upon the basis of Bonds previously retired or to be retired and/or property additions.

     The Company believes that its ability to issue short and long-term debt securities in the amounts required to finance its construction program will depend upon the timely approval of future rate increase applications. If the Company is unable to continue the issue and sale of securities on an orderly basis, the Company will be required to consider the obtaining of additional amounts of common equity, the use of possibly more costly alternative financing arrangements, if available, or the curtailment of its construction program and other outlays.

     Other than the security afforded by the lien of the Mortgage and restrictions on the issuance of additional Bonds described above, there are no provisions of the Mortgage which afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company. However, such a transaction would require regulatory approval, and management of the Company believes such approval would be unlikely in a transaction which would result in the Company's having a highly leveraged capital structure.

Maintenance and Replacement Provisions

     Section 40 of the Mortgage provides for the annual deposit (which the Mortgage requires to be made so long as any of the Bonds (other than Bonds of any Series issued after April 23, 1993, unless otherwise disclosed in a Prospectus Supplement) are outstanding) by the Company with the Trustee on or before April 30 of an amount in cash or principal amount of Bonds of any series equal to the excess of the product of a specified percentage (currently 2.25% but subject to change as provided in the Mortgage) and the average of the Depreciable Property (as defined) of the Company at the first and the last day of the preceding calendar year over the sum of (i) the aggregate amount expended during the preceding calendar year for property substituted for retired property, and (ii) any credit applicable to prior years. The Company may under this covenant certify to the Trustee, in lieu of depositing cash or Bonds, property additions which are not then funded property (which thereupon become funded property) at cost or fair value, whichever is less.

Release and Substitution of Property

     The Mortgage permits property to be released from the lien of the Mortgage upon compliance with the provisions thereof. Such provisions require that, in certain specified cases, cash be deposited with the Trustee in an amount equal to the excess of the fair value of the property to be released over the aggregate of certain computations required by the Mortgage. (See Sections 65, 66 and 68 of the Mortgage.) The Mortgage also contains certain requirements relating to the withdrawal of release moneys and other funds held by the Trustee. (See Sections 67 and 130 of the Mortgage.)

Modification of the Mortgage

     Article XX of the Mortgage provides for modifying or altering the Mortgage with the consent of the Company and by vote of the holders of 75% in principal amount of the outstanding Bonds which are affected by the proposed modification or alteration. No modification or alteration, without the consent of the holder of a Bond, may modify the terms of payment of the principal amount of or interest on such Bond or create an equal or prior lien or deprive such holder of a lien on the mortgaged property or reduce the above percentage.


Restriction on Common Stock Dividends

     Various restrictions on the use of retained earnings for cash dividends on Common Stock and other purposes are contained in or result from other covenants in the Mortgage relating to other series of Bonds. At December 31, 1993, the Company's retained earnings amounted to $85,296,000, of which approximately $34,200,000 were so restricted. Unless otherwise specified in a Prospectus Supplement, there will be no additional restrictions on common stock dividends.

Concerning the Trustee

     AEP System companies, including the Company, utilize many of the banking services offered by Bankers Trust Company in the normal course of their businesses. Among such services are the making of short-term loans and in certain cases term loans, generally at rates related to the prime commercial interest rate, and acting as a depositary.

     The Trustee may, and upon written request of the holders of a majority in principal amount of the Bonds shall, declare the principal amount of the Bonds and the interest accrued thereon due and payable upon occurrence of a completed default, but the holders of a majority in principal amount of the Bonds may annul such declaration if the default has been cured. (See Sections 71 and 109 of the Mortgage.) The holders of a majority in principal amount of the Bonds may direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage.
(See Section 76 of the Mortgage.) No bondholder has the right to institute any proceeding for the enforcement of the Mortgage unless such holder shall have given the Trustee written notice of a completed default and the holders of 25% in principal amount of the Bonds shall have offered to the Trustee indemnity against costs, expenses and liabilities, requested the Trustee to take action and given the Trustee reasonable opportunity to take such action. The foregoing does not affect or impair the right of a holder of a Bond to enforce the payment of the principal of and interest on such Bond on the respective due dates. (See Section 86 of the Mortgage.) The Trustee is entitled to be indemnified before taking action to enforce the lien at the request of such bondholders.
(See Section 75 of the Mortgage.)

Defaults

     Section 71 of the Mortgage defines the following as "completed defaults": default in the payment of principal; default for 60 days in the payment of interest; default in payment of principal or interest on outstanding prior lien bonds (none of which are currently outstanding) in certain cases; certain events of bankruptcy, insolvency or reorganization; and default for 60 days after notice in the performance of any other covenant. Section 59 of the Mortgage provides that a failure to furnish money for the redemption of Bonds called for redemption also constitutes a completed default. The Company is required to furnish annually to the Trustee a certificate as to compliance with all conditions and covenants under the Mortgage.


                         LEGAL OPINIONS

     Opinions with respect to the legality of the Debt Securities will be rendered by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, N.Y., and 1 Riverside Plaza, Columbus, Ohio, counsel for the Company, and by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y., counsel for any agents, underwriters or dealers. Simpson Thacher & Bartlett and Winthrop, Stimson, Putnam & Roberts will rely as to matters of Kentucky law upon the opinion of Gray, Woods & Cooper, Suite 200, 1505 Carter Avenue, Ashland, KY, counsel for the Company.


                             EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The legal conclusions in "Security" under the caption
"Description of Debt Securities", as to those matters governed by the laws of the State of Kentucky, have been reviewed by Gray, Woods & Cooper, counsel for the Company. All of such statements are made on the authority of said firm as experts.


                      PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities in any of three ways:
(i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement relating to a series of the Debt Securities will set forth the terms of the offering of the Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time after the initial public offering.

     If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters with respect to a particular underwritten offering of Debt Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the several obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Debt Securities if any are purchased.

     Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Debt Securities in respect of which the Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Subject to certain conditions, the Company may agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including certain liabilities under the Securities Act of 1933.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.*

     Estimation based upon the issuance of all of the Debt
Securities in one issuance:

Securities and Exchange Commission Filing Fees . . . . . $24,138
State Filing and Recordation Fees and Expenses . . . . .   2,500
Printing Registration Statement, Prospectus, . . . . . .
     Supplemental Indenture, Bidding Papers, etc.. . . .  25,000
Printing and Engraving Debt Securities . . . . . . . . .  10,000
Independent Auditors' Fees . . . . . . . . . . . . . . .  15,500
Charges of Trustee (including counsel fees). . . . . . .  20,500
Legal Fees of Counsel. . . . . . . . . . . . . . . . . . 112,000
Rating Agency Fees . . . . . . . . . . . . . . . . . . .  26,250
          Miscellaneous Expenses . . . . . . . . . . . .  20,000

          Total. . . . . . . . . . . . . . . . . . . . .$255,888

*Estimated, except for filing fees.

Item 15.  Indemnification of Directors and Officers.

     Section 271B.8-510 of the Kentucky Revised Statutes provides that a Kentucky corporation may indemnify an individual made a party to a proceeding because the individual is or was a director if (i) the individual's conduct was in good faith, (ii) the individual reasonably believed that, in the case of conduct in the individual's official capacity with the corporation, his or her conduct was in the best interests of the corporation and, in all other cases, his or her conduct was at least not opposed to the best interests of the corporation and (iii) in the case of a criminal proceeding, that the director had no reasonable cause to believe that such conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the required standard of conduct. Section 271B.8-520 requires a corporation, unless limited by its articles of incorporation, to indemnify a director who has been wholly successful in the defense of a proceeding against reasonable expenses (including counsel fees) so incurred. Section 271B.8-530 authorizes a corporation to pay for or reimburse the reasonable expenses (including counsel fees) incurred by a director in advance of final disposition of a proceeding upon a determination that in light of the facts then known indemnification is permissible, a written affirmation by the director of his or her good faith belief that the required standard of conduct has been met and an undertaking by the director to repay any such advance if it is ultimately determined that the director did not meet the required standard of conduct. A director may, pursuant to Section 271B.8-540, apply for indemnification to a court of competent jurisdiction. An officer is entitled to mandatory indemnification under Section 271B.8-520 and to apply for court-ordered indemnification under Section 271B.8-540 to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee or agent to the same extent as to a director. A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent, whether or not the corporation would have power by statute to indemnify the individual against the same liability. Section 271B.8-580 provides that the statutory provisions do not exclude any other rights to indemnification and advances for expenses that a person may otherwise have. The by-laws of the Company provide for the indemnification of directors and officers of the Company to the full extent permitted by law.

     Reference is made to the Selling Agency Agreement, filed as
Exhibit 1 hereto, which provides for indemnification, under certain circumstances, of the Company, certain of its directors and officers, and persons who control the Company.

     The Company maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

Item 16.  Exhibits.

     Reference is made to the information contained in the Exhibit Index filed as a part of this Registration Statement.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Debt Securities, and the offering thereof at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the laws of the Commonwealth of Kentucky, the registrant's By-Laws, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Debt Securities, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 5th day of April, 1994.

                              KENTUCKY POWER COMPANY



                              E. Linn Draper, Jr.*
                              Chairman of the Board and
                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signatures              Title                  Date

(i)  Principal Executive
     Officer:
                            Chairman of the Board   April 5, 1994
     E. Linn Draper, Jr.*   and Chief Executive
                            Officer

(ii) Principal Financial
     Officer:
     /s/ G. P. Maloney
     G. P. Maloney          Vice President          April 5, 1994


(iii) Principal Accounting
     Officer:

     P. J. DeMaria*         Vice President
                            and Treasurer           April 5, 1994


(iv) A Majority of the
     Directors:

     E. Linn Draper, Jr.*
     C. R. Boyle, III*
     P. J. DeMaria*
     A. Joseph Dowd*
     Wm. J. Lhota*
     G. P. Maloney                                  April 5, 1994
*By  ___/s/ G. P. Maloney_____
     G. P. Maloney
     (G. P. Maloney, Attorney-in-Fact)

                                                    Exhibit 23(a)


                  INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Kentucky Power Company on Form S-3 of our reports dated February 22, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Kentucky Power Company for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche

Deloitte & Touche
Columbus, Ohio
April 5, 1994







                            CONSENTS

     The consents of Simpson Thacher & Bartlett and Gray, Woods &
Cooper are or will be filed as exhibits hereto.

[94FN0004.KPC]
                          EXHIBIT INDEX

     Certain of the following exhibits, designated with an asterisk
(*), are filed herewith. The exhibits not so designated have heretofore been filed with the Commission and, pursuant to 17
C.F.R. Section 201.24 and Section 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

Exhibit No.                         Description


*1     -- Copy of proposed Form of Selling Agency Agreement for
          the Notes.

4(a)   -- Copy of Mortgage and Deed of Trust, dated May 1, 1949,
          of the Company, as supplemented and amended
          [Registration Statement No. 2-65820, Exhibits 2(b)(1)- 2(b)(6); Registration Statement No. 33-39394, Exhibits 4(b) and 4(c); Registration Statement No. 33-53226, Exhibits 4(b) and 4(c); Registration Statement No. 33-61808, Exhibits 4(b) and 4(c).]

*4(b) -- Copy of Indenture Supplemental, dated May 1, 1993, between the Company and Bankers Trust Company, as Trustee, re: $15,000,000 of First Mortgage Bonds, Designated Secured Medium Term Notes, 6.70% Series due June 1, 2003 and $15,000,000 of First Mortgage Bonds, Designated Secured Medium Term Notes, 7.90% Series due June 1, 2023.

*4(c) -- Copy of Indenture Supplemental, dated June 1, 1993, between the Company and Bankers Trust Company, as Trustee, re: $25,000,000 of First Mortgage Bonds, Designated Secured Medium Term Notes, 7.90% Series due June 1, 2023.

*4(d) -- Copy of Indenture Supplemental dated June 15, 1993, between the Company and Bankers Trust Company, as Trustee, re: $15,000,000 of First Mortgage Bonds, Designated Secured Medium Term Notes, 6.70% Series due July 1, 2003.

*4(e) -- Copy of form of Indenture Supplemental to be entered into between the Company and Bankers Trust Company, as Trustee, for the Notes.

*5     -- Opinion of Simpson Thacher & Bartlett as to the legality of the Debt Securities.

12     -- Statement re: Computation of Ratios. [Annual Report on
          Form 10-K of the Company for year ended December 31, 1993, File No. 1-6858, Exhibit 12].

*23(a) -- Consent of Deloitte & Touche, dated April 5, 1994.

*23(b) -- Consent of Simpson Thacher & Bartlett (included in
          Exhibit 5 filed herewith).


*23(c) -- Consent of Gray, Woods & Cooper.

*24    -- Powers of Attorney and resolutions of the Board of
          Directors of the Company.

*25    -- Form T-1 re: Eligibility of Bankers Trust Company.






[94FN0004.KPC]
